UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2012

Revolution Lighting Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2012, Revolution Lighting Technologies, Inc. (“Revolution” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with RVL 1 LLC (the “Investor”), an affiliate of Aston Capital, LLC, and closed the transactions contemplated by the Investment Agreement (the “Investment Closing”). The Company issued to the Investor 10,000 shares of the Company’s newly-created Series C Convertible Preferred Stock, $.001 par value per share (the “Series C Stock”) in consideration of a cash payment of $10 million (the “Investment”). The proceeds from the Investment are to be used to fund the Cash Consideration (as defined below), to pay fees and expenses in connection with the Investment Agreement and the Merger Agreement (as defined below), and for working capital purposes.

The Series C Stock shall initially be non-voting and non-convertible. The Series C Stock will become voting and convertible into shares of the Company’s common stock, $.001 par value per share (the “Common Stock”) after the Company has complied with the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended with respect to the written consent of the stockholder of the Company, dated as of December 20, 2012, approving the issuance of Common Stock upon conversion of the Series C Preferred Stock pursuant to Nasdaq Listing Rule 5635 (the “Trigger Date”). From and after the Trigger Date, the Series C Stock will be convertible into Common Stock at a conversion price per share equal to $0.6889, subject to certain anti-dilution adjustments (the “Conversion Price”).

From and after the Trigger Date, the Investor will have the right to appoint four members to the Company’s board of directors (the “Board”), with the size of the Board not to exceed seven members. The Investor’s right to appoint four directors will decline proportionately to take into account subsequent material reductions in the Investor’s ownership position in the Company. In addition, for so long as shares of Series C Stock are outstanding, the Company will be prohibited from taking certain actions specified in the Series C Certificate of Designations (as defined below) without the consent of the holders of at least a majority of the then outstanding shares of Series C Stock, including, among other things, authorization of additional shares of capital stock, increases in the size of the Board, declaration of dividends, consummation of certain business combination transactions, and incurrence of indebtedness and liens.

The Series C Stock will have a liquidation preference per share equal to the greater of (i) $1,000 (subject to customary adjustments with respect to events affecting the Series C Stock) plus accrued but unpaid dividends and (ii) such amount as would have been received had the Series C Stock converted into Common Stock immediately prior to the liquidation.

In the event of a change in control of the Company or a merger or recapitalization in which the Series C Stock is converted into property or securities other than shares of Common Stock, the Series C Stock will be automatically converted into Common Stock at a premium of 150% (if such event occurs prior to December 20, 2017) or 125% (if such event occurs after December 20, 2017) of the Series C Stated Value in place immediately prior to such event. Furthermore, from and after December 20, 2017, if the trading price of a share of Common Stock exceeds 200% of the Conversion Price then in effect for any twenty (20) trading days in the immediately preceding thirty (30) consecutive trading day period, the Company shall have the right to automatically convert the Series C Stock into Common Stock at the Conversion Price.

Each share of Series C Stock shall be entitled to receive cumulative dividends payable at a rate per annum of 10% of the Series C Stated Value on the date of issuance (i.e. $1,000). Such dividends shall be payable through the issuance of additional shares of Series C Stock on each anniversary of the date of issuance, shall not be paid in cash, and will accrue and cumulate daily. Additionally, the Series C Stock shall share ratably on an as converted basis with the Common Stock in the payment of all other dividends and distributions.

In connection with the Investment, the Company entered into a Registration Rights Agreement Acknowledgement pursuant to which the Company acknowledged that the Registration Rights Agreement, disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2012, which is applicable to shares of Common Stock issuable upon conversion of the existing Series B Convertible Preferred Stock, is also applicable to the shares of Common Stock issuable upon conversion of the Series C Stock.

The Investment Agreement was unanimously approved the Audit Committee of the Board.

The foregoing is a summary of the material terms of the Investment Agreement and the Series C Stock. Investors are encouraged to review the entire text of the Investment Agreement and the Series C Certificate of Designations, copies of which are filed as Exhibit 10.1 and Exhibit 3.1 to this Report, respectively and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 20, 2012, the Company completed its previously announced acquisition (the “Merger”) of Seesmart Technologies, Inc. (“Seesmart”) pursuant to the terms of the Agreement and Plan of Merger, dated as of December 1, 2012 (the “Merger Agreement”), by and among Revolution, Seesmart Acquisition Company, Inc., a wholly-owned subsidiary of Revolution (“Merger Sub”), Seesmart Merger Company, LLC, a wholly-owned subsidiary of Revolution (“Merger Sub II”), Seesmart and Ken Ames as stockholder representative. Seesmart, headquartered in Simi Valley, California, is an LED solutions provider serving the commercial, industrial and institutional lighting markets.

The merger consideration consists of approximately (i) $7.3 million in cash (the “Cash Consideration”) and (ii) 5.5 million shares of Common Stock and 12,000 shares of the Company’s newly-created Series D Convertible Preferred Stock (the “Series D Stock”), $.001 par value per share (collectively, the “Stock Consideration”). The Cash Consideration was funded by the sale of Series C Stock to the Investor pursuant to the Investment Agreement. The disclosures under Item 1.01 are incorporated by reference in their entirety in this Item 2.01.

The Series D Stock is non-voting and shall initially be non-convertible. The Series D Stock will be automatically converted into Common Stock on the Trigger Date at a conversion price per share equal to the Series D Conversion Price (which is currently $0.6959).

The foregoing is a summary of the material terms of the Merger, the Merger Agreement and the Series D Stock. Investors are encouraged to review the entire text of the Merger

Agreement and the Series D Certificate of Designations, copies of which are filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 6, 2012 and as Exhibit 3.2 to this Report, respectively and are incorporated herein by reference.

On December 20, 2012, Revolution issued a press release announcing the closing of the Merger Agreement and the Investment Agreement. A copy of the press release is furnished herewith as Exhibit 99.1

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosures under Item 2.01 are incorporated by reference in their entirety in this Item 2.04.

Pursuant to the Merger, Merger Sub II assumed a liability of approximately $2,891,732 of principal and accumulated interest under unsecured convertible promissory notes issued by Seesmart (the “Convertible Notes”). Pursuant to the terms of the Convertible Notes, the Merger triggered the requirement to repay the Convertible Notes at a 120% premium to the principal amounts then outstanding, plus any outstanding interest. The Company has sufficient cash on hand to satisfy all obligations due under the Convertible Notes but will offer to exchange the Convertible Notes held by “accredited investors” within the meaning of Rule 506 of Regulation D for up to approximately 4,916,787 shares of Common Stock in a private placement transaction as contemplated by the Merger Agreement (the “Note Exchange”).

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth in Items 1.01, 2.01 and 2.04 above as to the Series C Stock issued to the Investor, the Stock Consideration issuable to the Seesmart Stockholders and the shares of Common Stock to be offered and issued to holders of the Convertible Notes. All shares to be issued pursuant to the Investment Agreement, the Merger Agreement and the Note Exchange will be issued in a private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto (“Regulation D”). The exemption from registration pursuant to Regulation D will be based on, among other things, the receipt of certifications from each securityholder of Seesmart and each holder of Convertible Notes to receive Common Stock to the effect that such person is an “accredited investor” within the meaning of Rule 506 of Regulation D.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under Items 1.01 and 2.01 are incorporated by reference in their entirety in this Item 3.03.

Pursuant to the Investment Agreement, the Company issued 10,000 shares of Series C Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Series C Stock (the “Series C Certificate of Designations”).

Pursuant to the Merger Agreement, the Company shall issue approximately 12,000 shares of Series D Stock, the terms of which are more fully described in the Certificate of Designations with respect to the Series D Stock (the “Series D Certificate of Designations”)

The foregoing is a summary of the material terms of the Series C Stock and the Series D Stock. Investors are encouraged to review the entire text of the Series C Certificate of Designations and the Series D Certificate of Designations, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 3.03 is incorporated by reference in its entirety in this Item 5.03. On December 20, 2012, the Company filed the Series C Certificate of Designations and Series D Certificate of Designations with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges and restrictions applicable to the Series C Stock and Series D Stock. Each of the Certificate of Designations became effective upon filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative (incorporated by reference to Exhibit 2.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 6, 2012).

3.1	Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

3.2	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Investment Agreement, dated December 20, 2012, by and among Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by reference to Exhibit 1 to Schedule 13D, as filed by RVL 1 LLC with the Securities and Exchange Commission on December 26, 2012).

99.1	Press Release, dated December 20, 2012, regarding the Seesmart Merger and Investment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2012	REVOLUTION LIGHTING TECHNOLOGIES, INC.

/s/ Gary R. Langford
	Name:	Gary R. Langford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 1, 2012, by and among Revolution Lighting Technologies, Inc., Seesmart Acquisition Company, Inc., Seesmart Merger Company, LLC, Seesmart Technologies, Inc. and Ken Ames as stockholder representative (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 6, 2012).

3.1	Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

3.2	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Revolution Lighting Technologies, Inc.

10.1	Investment Agreement, dated December 20, 2012, by and among Revolution Lighting Technologies, Inc. and RVL 1 LLC (incorporated by reference to Exhibit 1 to Schedule 13D, as filed by RVL 1 LLC with the Securities and Exchange Commission on December 26, 2012).

99.1	Press Release, dated December 20, 2012, regarding the Seesmart Merger and Investment Agreement.